Exhibit 32(b)
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Sara K. Hyzer, Chief Financial Officer of WD-40 Company (the “Company”), have reviewed the Quarterly Report on Form 10-Q of the Company for the quarter ended November 30, 2024 (the “Report”). For purposes of Section 1350 of Title 18, United States Code, I certify that to the best of my knowledge:
(1)the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 10, 2025

/s/ SARA K. HYZER
Sara K. Hyzer Vice President, Finance and Chief Financial Officer